UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2010

Electronic Game Card, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-25843	87-0570975
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5405 Alton Parkway, Suite A-353, Irvine, CA 92604

(Address of principal executive offices)

Registrant's telephone number, including area code: 866-924-2924

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

(b)  On February 12, 2009, Mendoza Berger and Company, LLP (“M&B”), the independent auditors for Electronic Game Card, Inc. (“EGCI”), informed the EGCI Board of Directors that it had withdrawn its audit opinions for EGCI’s financial statements for the years ended December 31, 2006, 2007 and 2008.

M&B advised EGCI that it had become aware of irregularities in the audit confirmation of a bank account represented to M&B as having been held by Electronic Game Card (UK) Limited (“EGC Ltd”), a wholly owned subsidiary of EGCI that conducts its European operations.  Based upon M&B's investigation and inability to confirm the balances in the account, M&B concluded that its prior audits could no longer be relied upon and that it was withdrawing its audit opinions related to EGCI’s financial statements for the years ended December 31, 2006, 2007 and 2008 as of February 12, 2010.

Kevin Donovan, the Chief Executive Officer of ECCI,  has discussed all matters described above with M&B, and has provided a copy of this Form 8-K to M&B.

EGCI intends to determine the adjustments necessary to reissue its prior financial statements, and file amended Annual Reports on Form 10-K for the years ended December 31, 2006, December 31, 2007 and December 31, 2008, and amended Quarterly Report on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 as soon as practicable.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Electronic Game Card, Inc.

By:	/s/ Kevin Donovan
Title: Chief Executive Officer

February 19, 2010